EXHIBIT 5

[ARENT FOX LETTERHEAD]

July 16, 2009

The Board of Trustees Washington Real Estate Investment Trust

6110 Executive Boulevard, Suite 800

Rockville, Maryland 20852

Gentlemen:

We have acted as counsel to Washington Real Estate Investment Trust (the “Trust”) with respect to the Trust’s Registration Statement on Form S-3, filed by the Trust with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933 of 1,000,000 Shares of Beneficial Interest, $.01 par value (the “Shares”), regarding the dividend reinvestment and direct share purchase program referred to therein as WRIT Direct.

We have examined and relied upon the originals or copies of such records, agreements, documents and other instruments and have made such inquiries of such officers and representatives of the Trust as we have deemed relevant and necessary as the basis for the opinions set forth. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

The opinions expressed in this letter concern only the effect of the Real Estate Investment Trust Law of the State of Maryland, the Maryland Constitution and reported judicial decisions interpreting those laws, each as currently in effect. We express no opinion on the law of any other jurisdiction. We assume no obligation to supplement this letter if any of the applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares subject to the WRIT Direct program have been duly authorized and when issued and paid for in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations thereunder.

Very truly yours,

/s/ ARENT FOX LLP